                                                                    EXHIBIT 10.3


                             ANKER COAL GROUP, INC.

                                -----------------


                             STOCKHOLDERS AGREEMENT

                                      among

                             ANKER COAL GROUP, INC.

                                 JOHN J. FALTIS

                       JJF GROUP LIMITED LIABILITY COMPANY

                                 P. BRUCE SPARKS

                       PPK GROUP LIMITED LIABILITY COMPANY

                               ANKER HOLDING B.V.

                            FIRST RESERVE CORPORATION

               AMERICAN OIL & GAS INVESTORS, LIMITED PARTNERSHIP

                          AMGO II, LIMITED PARTNERSHIP

                    FIRST RESERVE FUND V, LIMITED PARTNERSHIP

                   FIRST RESERVE FUND V-2, LIMITED PARTNERSHIP

                   FIRST RESERVE FUND VI, LIMITED PARTNERSHIP

                                       and

                   FIRST RESERVE FUND VII, LIMITED PARTNERSHIP



                             Dated: August 12, 1996

TABLE OF CONTENTS

                                                                                                                Page
         ARTICLE I
                                            ORGANIZATION OF THE COMPANY.........................................  2
                  1.1      Corporate Purpose....................................................................  2
                  1.2      Governing Instruments................................................................  2
                  1.3      Board of Directors - Number and Nomination...........................................  2
                  1.4      Board of Directors - Election........................................................  3
                  1.5      Board of Directors -- Indemnification and Compensation...............................  4
                  1.6      Board of Directors -- Committees.....................................................  4
                  1.7      Corporate Action.....................................................................  5
                  1.8      Board of Directors -- Removal and Replacement........................................  5
                  1.9      Board of Directors -- Vacancies......................................................  5
                  1.10     Officers.............................................................................  5
                  1.11     Fundamental Issues...................................................................  6
                  1.12     Annual Budget and Business Plan......................................................  9
                  1.13     Non-Competition; Business Opportunities.............................................. 10
                  1.14     Financial Statements; Stockholder Review............................................. 11
                  1.15     Management of Subsidiaries........................................................... 12
                  1.16     Compliance with Credit Agreement..................................................... 12

         ARTICLE II
                                                CHANGES IN CAPITAL.............................................. 13
                  2.1      Additional Equity.................................................................... 13
                  2.2      Anti-Dilution........................................................................ 13

         ARTICLE III
                                       RESTRICTIONS ON DISPOSITION OF STOCK..................................... 14
                  3.1      Restrictions......................................................................... 14
                  3.2      Purpose.............................................................................. 15
                  3.3      Legend............................................................................... 15
                  3.4      Lock-Up Period....................................................................... 16
                  3.5      Permitted Transfers.................................................................. 16
                  3.6      Right of First Refusal............................................................... 17
                  3.7      Tag Along Rights..................................................................... 20
                  3.8      Accession to Agreement............................................................... 21

         ARTICLE IV
                                        SALE OF SHARES IN CERTAIN INSTANCES..................................... 22
                  4.1      Triggering Events for Individual Parties............................................. 22
                  4.2      Change of Control.................................................................... 24
                  4.3      Triggering Event Option Period....................................................... 26

                  4.4      Determination of Fair Market Value................................................... 27
                  4.5      Closing of Share Sales and Purchases................................................. 28
                  4.6      Applicant Violator System............................................................ 28

         ARTICLE V
                                     SALE OF THE COMPANY; REGISTRATION RIGHTS................................... 29
                  5.1      Sale of the Company.................................................................. 29
                  5.2      Registration Rights.................................................................. 30

         ARTICLE VI
                                                   MISCELLANEOUS................................................ 30
                  6.1      No Waiver of Rights.................................................................. 30
                  6.2      Term of Agreement.................................................................... 31
                  6.3      Assignment........................................................................... 31
                  6.4      Integration.......................................................................... 31
                  6.5      Severability......................................................................... 31
                  6.6      Notice............................................................................... 31
                  6.7      Certain Representations, Warranties and Covenants.................................... 33
                  6.8      Agent of the Funds................................................................... 36
                  6.9      Necessary Measures................................................................... 37
                  6.10     Relationship of the Stockholders and the Company..................................... 37
                  6.11     Governing Law........................................................................ 37
                  6.12     Remedies............................................................................. 37
                  6.13     Counterpart Originals................................................................ 37



EXHIBITS

         A -      Certificate of Incorporation
         B -      By-Laws
         C -      Certificate of Designation and Preferences of Class A Preferred Stock
         D -      Certificate of Designation and Preferences of Class B Preferred Stock
         E -      Certificate of Designation and Preferences of Class C Preferred Stock
         F -      Certificate of Designation and Preferences of Class D Preferred Stock
         G -      List of Stockholders and Nominees
         H -      Form of Accession Agreement
         I -      Form of Subordinated Note
         J -      Form of Subordinated Note

                             INDEX OF DEFINED TERMS

TERM                                                       SECTION
----                                                       -------
"Affected Stockholder" .............................         4.1
"Affiliate" ........................................        1.11
"Alternative Offer" ................................         5.1
"Anker Holding" ....................................    Preamble
"Anti-Dilution Ratio" ..............................         2.2
"Anti-Dilution Portion" ............................         2.2
"Auction Bank" .....................................         5.1
"Available Shares" .................................         3.6
"AVS" ..............................................         4.6
"Board of Directors" ...............................         1.1
"change of control" ................................         4.2
"Class A Preferred" ................................         3.7
"Common Stock" .....................................    Recitals
"Company Sale Notice" ..............................         5.1
"Company" ..........................................    Preamble
"Competition" ......................................        1.13
"Credit Agreement" .................................        1.14
"Exercising Stockholder" ...........................         3.6
"Fair Market Value" ................................         4.4
"Faltis" ...........................................    Preamble
"FRC" ..............................................    Preamble
"Fundamental Disagreement" .........................         4.5
"Fundamental Issue" ................................        1.11
"Funds" ............................................    Preamble
"Individual Party" .................................         4.1
"Initial Public Offering" ..........................         6.2
"Initiating Stockholder" ...........................         3.7
"JJF Group" ........................................    Preamble
"Key Man Policy" ...................................         4.1
"New Anker Holding Entity" .........................         3.5
"New Equity Notice" ................................         2.2
"New Equity Securities" ............................         2.2
"New JJF Entity" ...................................         3.5
"New PPK Entity" ...................................         3.5
"non-cash consideration" ...........................         3.6
"Non-Initiating Stockholders" ......................         3.7
"Objection Notice" .................................         3.5
"Option Period" ....................................         3.6
"Permit Blocked" ...................................         4.6
"Permits" ..........................................         4.6

"Permitted Issuances" .........................            1.11
"Permitted Issuance" ..........................            1.11
"Permitted Recourse Debt" .....................             3.1
"Permitted Transferee .........................             3.5(a)
"PPK Group" ...................................        Preamble
"Pro Rata Portion" ............................             3.6
"Purchase Offer" ..............................             3.6
"Purchasing Stockholder" ......................             2.2
"Remaining Stockholders" ......................             3.6
"Sale of the Company" .........................             5.1
"Sale Notice" .................................             3.6
"Sale Shares" .................................             3.6
"Securities Act" ..............................             3.1
"Selling Stockholder" .........................             3.6
"Shares" ......................................        Recitals
"Sparks" ......................................        Preamble
"Stockholders" ................................        Preamble
"Stockholding Entity" .........................             4.1
"Subsidiary" ..................................             1.1
"Tag-Along Notice" ............................             3.7
"Tag-Along Portion" ...........................             3.7
"Third Party Purchaser" .......................             5.1
"Transfer Notice" .............................             3.5
"Transfer" ....................................             3.1
"Triggering Event" ............................             4.1
"Triggering Event Option Period" ..............             4.3
"Triggering Group" ............................             5.1

                             STOCKHOLDERS AGREEMENT


AGREEMENT dated this 12th day of August, 1996 by and among Anker Coal Group, Inc., a corporation organized and existing under the laws of Delaware (the "Company"); John J. Faltis, an individual residing in Morgantown, West Virginia ("Faltis"); P. Bruce Sparks, an individual residing in Morgantown, West Virginia ("Sparks"); JJF Group Limited Liability Company, a limited liability company organized and existing under the laws of West Virginia ("JJF Group"); PPK Group Limited Liability Company, a limited liability company organized and existing under the laws of West Virginia ("PPK Group"); Anker Holding B.V., a corporation organized and existing under the laws of the Netherlands ("Anker Holding"); First Reserve Corporation, a corporation organized and existing under the laws of Delaware ("FRC"); and the following entities sometimes hereinafter referred to as the "Funds": American Oil & Gas Investors, Limited Partnership, a limited partnership organized and existing under the laws of the State of New York, AmGO II, Limited Partnership, a limited partnership organized and existing under the laws of the State of New York, First Reserve Fund V, Limited Partnership, a limited partnership organized and existing under the laws of the State of Delaware, First Reserve Fund V-2, Limited Partnership, a limited partnership organized and existing under the laws of the State of Delaware, First Reserve Fund VI, Limited Partnership, a limited partnership organized and existing under the laws of the State of Delaware, and First Reserve Fund VII, Limited Partnership a limited partnership organized and existing under the laws of the State of Delaware (JJF Group, PPK Group, Anker Holding, and the Funds are sometimes referred to hereinafter as the "Stockholders").


RECITALS

The number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), held by each of its stockholders is as follows: JJF Group holds 3,039 shares of Common Stock, PPK Group holds 514 shares of Common Stock, Anker Holding holds 1,040 shares of Common Stock and the Funds collectively hold 5,407 shares of Common Stock as more fully set forth in Schedule I hereto. Anker Holding holds all of the issued and outstanding shares of the Company's Class A Preferred Stock. The Funds collectively hold all of the issued and outstanding shares of the Company's Class B Preferred Stock as more fully set forth in
Schedule I hereto. (Shares of the Company's capital stock now issued and outstanding, together with any type of equity securities of the Company issued in the future, including without limitation Common Stock and Class A and Class B Preferred Stock of the Company, but excluding Class C and D Preferred Stock of the Company, are sometimes referred to hereinafter as "Shares".) Faltis holds 80% of the ownership interests in, and has voting control over, JJF Group. Sparks holds 66% of the ownership interests in, and has voting control over, PPK Group. Willem Rottier directly or indirectly holds 100% of the shares of, and has voting control over, Anker Holding. FRC is the sole general partner and manager of each of the Funds. The Stockholders collectively hold all of the Company's issued and outstanding Shares.

The Stockholders, Faltis, Sparks and FRC desire to enter into this Agreement for the purpose of governing their relations with one another and with the Company in their capacity as Stockholders of the Company and as principal owners or managers of Stockholders of the Company.



                                    ARTICLE I
                           ORGANIZATION OF THE COMPANY

1.1      Corporate Purpose

         The purpose of the Company shall be to engage in such activities as the Board of Directors of the Company (the "Board of Directors") may from time to time determine are in the best interests of the Company. The Company may own, organize and acquire Subsidiaries, and invest in other entities, engaged in such activities. For the purposes of this Agreement, the term "Subsidiary" shall mean any entity of which the Company owns directly or indirectly more than 50% of the equity or voting power.

1.2      Governing Instruments

         The Stockholders acknowledge that the Certificate of Incorporation of the Company is in the form of Exhibit A hereto, that the By-Laws of the Company are in the form of Exhibit B hereto and that the Certificates of Designation and Preferences of each of the Company's Class A, B, C and D Preferred Stock are in the form of Exhibits C, D, E and F hereto respectively. The affairs of the Company shall be conducted by its Stockholders, Board of Directors and officers in accordance with the provisions of its Certificate of Incorporation and By-Laws, as the same may from time to time be amended, and in accordance with the provisions of this Agreement.

1.3      Board of Directors - Number and Nomination

         (a) The Board of Directors shall consist of seven individuals. Initially, four Directors in the aggregate shall be nominated by the Funds as provided in Section 1.3(b), one Director shall be nominated by JJF Group, one Director shall be nominated by PPK Group and one Director shall be nominated by Anker Holding. The Funds will have the right to nominate in the aggregate four Directors as long as the Funds hold in the aggregate more than 50% of the issued and outstanding Common Stock. The Funds will have the right to nominate three Directors in the aggregate as long as the Funds hold in the aggregate at least 10% of the issued and outstanding Common Stock and to nominate one Director in the aggregate as long as they hold in the aggregate at least 2% of the issued and outstanding Common Stock. Each of (i) JJF Group, (ii) PPK Group and (iii) Anker Holding will be entitled to nominate at least one Director for so long as such Stockholder holds at least 2% of the issued and outstanding Common Stock.

         (b) Each of the Directors that the Funds are entitled to nominate under
         Section 1.3(a) will be nominated by a single Fund. Prior to the election of any directors or slate of directors, FRC, as agent for the Funds, shall provide the Company with a nomination notice containing the following information: (i) the name of each Fund nominating a Director; (ii) the name of the Director nominated by each such Fund and
         (iii) the names of the individuals to serve as non-voting observers (pursuant to Section 1.3(c)) for the Funds that have not nominated a Director.

         (c) Each of the Funds that has not nominated a current member of the Board of Directors pursuant to Section 1.3(b) at any particular time shall be entitled to designate one person as a non-voting observer to attend meetings of the Board of Directors. A member of the Board of Directors may be designated pursuant to this Section 1.3(c) to serve in the additional capacity of non-voting observer for a Fund not entitled to nominate a director. The Company shall provide each such observer with the same notice of, and information regarding, meetings of the Board of Directors as that provided to Directors. Each such observer shall be provided reasonable access to the books, records and properties of the Company and shall be provided with a reasonable opportunity to discuss the business and affairs of the Company with the officers of the Company, provided that the Funds shall cause all information relating to the Company that is provided to such observers to be held in confidence. The Company may require any such non-voting observers to enter into confidentiality agreements reasonably satisfactory to the Company prior to their attending any meeting of the Board of Directors or before being given access to the books, records and properties of the Company or to any other information concerning the Company.

         (d) If the number of directors which a Stockholder or group of Stockholders is entitled to nominate is reduced pursuant to Section 1.3(a) following a change in ownership percentages, the Directors nominated by such Stockholder or group of Stockholders shall immediately resign or be removed, and there shall occur, within five days after such change in ownership, a new election of Directors pursuant to this Section 1.3 and Section 1.4.

1.4      Board of Directors - Election

         Each of the Stockholders shall vote its Common Stock and any other voting shares held by it now or in the future for the election of Directors nominated in accordance with the provisions of Section 1.3, and shall take all actions as may be necessary or appropriate to cause such persons to be elected as the members of the Board of Directors and, subject to Section 1.8, to be maintained in such positions at all times. If the number of directors nominated pursuant to Section 1.3 is less than seven, the remaining Directors will be elected by a vote of 75% of the issued and outstanding Common Stock, and such remaining Directors shall be unrelated to any of the Stockholders and shall be familiar with the coal industry in the United States. As soon as practicable following the execution of this Agreement, the Stockholders shall take all necessary action to elect a

         Board of Directors in accordance with the provisions of Section 1.3 and this Section 1.4. A list of the Stockholders, their initial nominees for election as Directors, and their initial designees for non-voting observers, is attached hereto as Exhibit G.

1.5      Board of Directors -- Indemnification and Compensation

         The Company shall indemnify its officers and directors to the full extent permitted by law and will maintain directors' and officers' liability insurance at least in such form and at least at such levels of coverage as are in place as of the date hereof if it can, in the opinion of the Board of Directors based upon the advice of the Chief Financial Officer of the Company, continue to be obtained at reasonable cost. Directors will be reimbursed their reasonable out-of-pocket costs of attending meetings of the Board of Directors and Directors who are not officers of the Company or any Subsidiary will receive an annual fee of $12,000. Non-voting observers (other than those who are also Directors) attending meetings of the Board of Directors shall do so at their own expense and shall not be entitled to receive a fee.

1.6      Board of Directors -- Committees

         (a) The Board of Directors shall establish an Audit Committee consisting entirely of Directors who are not the chief financial officer of the Company or any Subsidiary, and such committee shall have the functions as set forth in the By-laws attached hereto as Exhibit B. The Board of Directors shall at no time establish an Executive Committee or any committee having functions similar to those customarily performed by executive committees.

         (b) Unless otherwise agreed by a Stockholder (and except as may result from the operation of Section 1.6(a)), each committee of the Board of Directors shall include a number of Directors nominated by each Stockholder (rounded to the next highest whole number) equivalent to the proportion of Directors nominated by such Stockholder then serving on the whole Board of Directors.

         (c) The creation of any committee (other than the Audit Committee as set forth in Section 1.6(a)) of the Board of Directors or the appointment of any members thereof shall require the unanimous vote of the full Board of Directors.

         (d) No Director shall receive additional compensation for serving on a committee of the Board of Directors.

         (e) The Stockholders and the Company shall take all such actions as may be necessary to effect the intent of the foregoing provisions of this
         Section 1.6.

1.7      Corporate Action

         Action by the Board of Directors shall be required for all important matters affecting the Company and its businesses and operations, including without limitation, any actions set forth in Section 1.11(a) or 1.11(b) (regardless of whether the requirements of Section 1.11(b) are otherwise applicable at such time) and any material deviations from the Company's Annual Budget and Business Plan, except to the extent that the Stockholders, as a matter of law or pursuant to the provisions of the Certificate of Incorporation and By-Laws of the Company, exercise authority to authorize corporate action. In order to allow them to properly discharge their duties and responsibilities hereunder, the Board of Directors shall meet at least once during each calendar quarter, and the Stockholders shall hold a meeting of stockholders at least once during each calendar year, in Morgantown, West Virginia or at such other place within or without the United States as the directors and the Stockholders, respectively, may from time to time agree upon.

1.8      Board of Directors -- Removal and Replacement

         In the event that a Stockholder who nominated a Director pursuant to
         Section 1.3 requests during such Director's term by written notice to the other Stockholders that such Director be removed and that a different nominee named in such notice be elected to succeed such Director on the Board of Directors, then such Director shall be removed and such successor nominee shall be elected upon the affirmative vote of a majority of the outstanding shares of Common Stock, and each Stockholder hereby agrees to vote all of its Common Stock and to take all such other actions as may be necessary or appropriate to effect such removal in accordance with such request and to elect as a Director the successor designee of such Stockholders.

1.9      Board of Directors -- Vacancies

         In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any Director or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Stockholder hereby agrees to take such actions as will result in the election or appointment as a Director of an individual nominated to fill such vacancy and serve as a Director by the Stockholder that had nominated (pursuant to Section 1.3) the Director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors.

1.10     Officers

         The officers of the Company, who shall continue to serve until the election next following the date of this Agreement, shall be as follows:

                    John J. Faltis         --         Chairman of the Board,
                                                      President and Chief Executive
                                                      Officer

                    P. Bruce Sparks        --         Executive Vice-President,
                                                      Treasurer and Secretary

                    Charlene Gaston        --         Assistant Secretary

                    Michael Matesic        --         Assistant Treasurer

1.11     Fundamental Issues

         (a) Actions by the Stockholders or the Board of Directors shall be taken as provided by law or the Company's Certificate of Incorporation or By-Laws, provided that commencing on the date hereof, for so long as either (A) the Funds in the aggregate own 10% or more of the issued and outstanding Common Stock or (B) JJF Group and PPK Group in the aggregate own 10% or more of the issued and outstanding Common Stock, the Company shall not take, and the Company and the Stockholders shall not permit to be taken, any of the following actions (each a "Fundamental Issue") without the favorable vote or written consent of at least five-sevenths of the whole number of Directors of the Company and, in the event that Stockholder approval also is required by law with respect to such Fundamental Issue, the favorable vote or written consent of the holders of more than two thirds of the total number of issued and outstanding shares of Common Stock:

         (i) Any sale, lease or exchange of 50% or more of the assets of the Company in a single transaction or a series of related transactions, including but not limited to real property, goodwill or franchises.

         (ii) Any merger or consolidation of the Company with or into another entity or the liquidation or dissolution of the Company.

         (iii) Any amendment to the Certificate of Incorporation of the Company.

         (iv) The authorization, issuance or sale of shares of capital stock, any other type of equity or debt securities or options, warrants or other rights to acquire equity or debt securities of the Company, except (A) the issuance by the Company of securities upon the conversion and in accordance with the terms of any securities convertible into other securities of the Company, or upon the exercise and in accordance with the terms of any options, warrants or rights to acquire securities of the Company, in each case issued by the Company either on or prior to the date hereof or in accordance with the provisions of this Section 1.11(a)(iii), but only to the extent that such conversion or exercise rights are mandatory to the Company and not at the Company's option, and (B) the issuance by the Company to key members of management of the Company and its Subsidiaries, pursuant to a management stock purchase plan or in the alternative a stock option plan, stock appreciation rights plan or similar type of management incentive plan approved by a majority of the Board of Directors, of Common Stock, options to purchase Common Stock or stock appreciation rights, provided that at no time shall the aggregate number of shares of Common Stock issued and outstanding pursuant to any such plan (whether issued directly or as a result of the exercise of options or stock appreciation or other rights issued pursuant to any such plan), together with the aggregate number of shares of Common Stock issuable upon the exercise of options, stock appreciation rights and other rights issued and outstanding pursuant to any such plan (whether or not vested) and the aggregate number of stock appreciation rights issued and outstanding pursuant to any such plan, exceed an amount equal to 3% of the issued and outstanding Common Stock of the Company. The issuances described in clauses (A) and (B) of this Section 1.11(a)(iii) are hereinafter collectively referred to as "Permitted Issuances".

         (v) Subject to Section 1.11(b), any redemption, repurchase or other acquisition of capital stock or other equity securities of the Company (or any option, warrant or other right to acquire such capital stock or other equity securities), except the purchase or redemption of stock options, warrants, rights and convertible or redeemable securities previously issued by the Company when such purchase or redemption is required to be made by the Company in accordance with the terms of such securities or the agreements under which they were issued.

         (vi) Entering into or engaging in business or entering into any transactions with any Stockholder or any Affiliate of a Stockholder (other than the Company and its Subsidiaries) other than any transaction involving the sale, purchase, exchange or trading of coal or coal-related products between the Company and (1) Anker Holding, (2) any of the Funds, or
                    (3) any Affiliate of Anker Holding or any of the Funds, in the ordinary course of business through an arm's length transaction. For purposes of this Agreement the term "Affiliate" means with respect to any Stockholder, (i) any person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Stockholder, or (ii) any director, officer, partner, manager or employee of such Stockholder or any person specified in clause (i) above, or (iii) any immediate family member of any person specified in clauses
                    (i) or (ii) above.

         (b) Any action by the Company with respect to the redemption, repurchase or other acquisition of capital stock or other equity securities of the Company (or any option, warrant or other right to acquire such capital stock or other equity securities) from any Stockholder or any Affiliate thereof and any financing or other actions related thereto, except the purchase or redemption of stock options, warrants, rights and convertible or redeemable securities previously issued by the Company when such purchase or redemption is required to be made by the Company in accordance with the terms of such securities or the agreements under which they were issued, shall be taken by a majority vote of the Board of Directors excluding for these purposes any Director nominated by any such Stockholder (or with respect to any Permitted Transferee, the Stockholder that transferred the Shares to such Permitted Transferee).

         (c) In the event that the Funds in the aggregate own 50% or less of the issued and outstanding Common Stock at any time in the future, commencing at such time, for so long as the Funds in the aggregate own at least 10% of the issued and outstanding Common Stock, each of the following additional actions also shall be deemed a Fundamental Issue for purposes of the restrictions set forth in Section 1.11(a) above:

         (i) Any sale, lease, exchange, transfer or other disposition by the Company, of (A) any of the outstanding capital stock or other equity securities of any Subsidiary (except to a wholly-owned Subsidiary of the Company) or (B) assets or other rights for a consideration in excess of $2 million in a single transaction or series of related transactions, other than dispositions of assets or other rights in the ordinary course of business.

         (ii) Any purchase, lease, exchange or other acquisition of assets or other rights (including securities) by the Company for a consideration in excess of $2 million in a single transaction or a series of related transactions.

         (iii) Subject to Section 1.11(b), any financing, refinancing or other incurrence of indebtedness by the Company (whether new indebtedness or in replacement of existing indebtedness) with a principal amount in excess of $2 million in a single transaction or a series of related transactions, other than working capital borrowings under the Credit Agreement in the ordinary course of business.

         (iv) Any capital expenditure by the Company not provided for in an annual budget for the then-current fiscal year of the Company approved by the Board of Directors in accordance with Section 1.12 hereof which expenditure is either (A) in excess of $1 million in a single transaction or a series of related transactions or (B) together with the aggregate of all other non-budgeted capital expenditures made by the Company and its Subsidiaries in such fiscal year of the Company, in excess of $2 million.

         (v) Any amendment to or modification or repeal of any provision of the By-Laws of the Company which would materially alter the rights of any Stockholder.

         (vi) Any amendment to the employment agreements of Faltis or Sparks.

         (vii) The dissolution of the Company; the adoption of a plan of liquidation of the Company; any action by the Company to commence any suit, case proceeding or other action (I) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (II) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors.

         (viii) The investment of additional funds in, or extension of additional credit to (including, without limitations, guaranteeing any obligations or liabilities of, or providing any form of credit support to), Anker Capital Corporation or any subsidiary of Anker Capital Corporation or other investment.

         (ix) The entry of the Company (other than through Anker Capital Corporation) into any business other than mining, processing, shipping, purchasing and selling coal, or any other business currently engaged in by the Company (other than through Anker Capital Corporation).

         (c) Anything contained in Sections 1.11(a) and 1.11(c) to the contrary notwithstanding, the authorization of a sale of the Company pursuant to
         Section 5.1 or any action necessary or appropriate in connection with such a sale shall not constitute a "Fundamental Issue" subject to the provisions of this Section 1.11.

1.12     Annual Budget and Business Plan

         The management of the Company shall present to the Board of Directors a budget and business plan for the Company and each of its Subsidiaries for each fiscal year of the Company not later than 45 days before the beginning of such fiscal year. Any matter included in such budget or business plan approved by the Board of Directors shall not require further approval pursuant to the provisions of Section 1.7; it being understood that a matter will be deemed to be included in such budget and business plan and approved for purposes hereof if the specific expenditure is identified in the budget and business plan and is made on terms that are not materially inconsistent with the terms of the identified expenditure. To the extent any such matter constitutes a Fundamental Issue, such matter shall require specific approval in accordance with the provisions of Section 1.11 either at the time the budget or business plan is approved or at some other time prior to the implementation of such matter by the Company. If no budget and business plan is approved by the beginning of such fiscal year, the management will have the authority to continue in the ordinary course the business in accordance with the last previously approved annual budget and business plans as modified for changes in business circumstances and changes in the general level of costs in the industry, the replacement of equipment in the ordinary course of business, and the maintenance through new acquisitions in the ordinary course of business of normal reserves of unmined coal; provided that no action shall be taken by the Company without the prior approval of the Board of Directors (and any approval required pursuant to Section 1.11) which either constitutes a Fundamental Issue as set forth in Section 1.11(a) or is listed as a Fundamental Issue other than in Section 1.11(c)(iv) (regardless of the percentage of Common Stock held by the Funds at such time), whether or not such action or similar actions were included in the last annual budget and business plan approved by the Board of Directors.

1.13     Non-Competition; Business Opportunities

         (a) Each Stockholder shall cause its Restricted Entities not to engage in Competition. For the purposes of this Section 1.13, "Competition" shall mean engaging in any business in the states of West Virginia, Maryland or Alabama involving the purchase for resale, sale, operation or maintenance for resale of coal, coal reserves, coal inventories, coal mines, coal mining operations, coal processing operations, processing or disposing of ash produced from the consumption of coal; the conduct or performance of coal mining, coal loading, coal processing or contract coal mining or coal processing; the employment of independent contractors in connection with any of the foregoing; or the conduct of coal trading. In addition, no Stockholder or any Restricted Entity of any Stockholder shall make any investments of any kind in any entity or business which at the time of such investment is engaged in Competition or which, to such Stockholder's knowledge after reasonable inquiry has the intention of engaging in Competition in the future. For purposes of this Section 1.13, "Restricted Entities" shall mean: (i) with respect to the Funds, FRC or any entity in which FRC or one or more funds managed by FRC directly or indirectly in the aggregate beneficially own more than 50% of the voting interests or otherwise hold more than 50% of the voting power or (in the case of limited partnership) owns more than 50% of the partnership interests;
         (ii) with respect to JJF Group and its Permitted Transferees, Faltis and any entity in which Faltis directly or indirectly beneficially owns more than 50% of the voting interests or otherwise holds more than 50% of the voting power or (in the case of limited partnerships) owns more than 50% of the partnership interests; (iii) with respect to PPK Group and its Permitted Transferees, Sparks and any entity in which Sparks directly or indirectly beneficially owns more than 50% of the voting interests or otherwise holds more than 50% of the voting power or (in the case of limited partnerships) owns more than 50% of the partnership interests; (iv) with respect to Anker Holding and its Permitted Transferees, Willem Rottier and any entity in which Willem Rottier directly or indirectly beneficially owns more than 50% of the voting interests or otherwise holds more than 50% of the voting power or (in the case of limited partnerships) owns more than 50% of the partnership interests.

         (b) Each Stockholder that becomes aware of an existing or potential business opportunity in one of the businesses described in Section 1.13(a) located in the states of West Virginia, Maryland or Alabama shall offer such opportunity on an exclusive basis to the Company by informing the President, Executive Vice-President or Board of Directors of such opportunity. The foregoing shall not apply to any opportunity of which a Stockholder first becomes aware in the performance by such Stockholder or an Affiliate of such Stockholder of a fiduciary capacity (other than in a capacity as a fiduciary of the Company or such Stockholder).

1.14     Financial Statements; Stockholder Review

         (a) The Company shall deliver to each party hereto (or, in the case of the Funds, to their agent appointed pursuant to Section 6.8) (i) on a timely basis monthly internal financial statements prepared by the management of the Company, annual forecasts and budgets and material periodic updates of annual budgets and (ii) to the extent not already provided under clause (i), (A) copies of all documents, other than the officer's certificate referenced therein, required to be delivered to the Administrative Agent pursuant to Section 9.01(a) (as in effect on the date hereof) of the Credit Agreement dated on or about the date of this Agreement among parties including The Chase Manhattan Bank, N.A. as Administrative Agent for the banks named therein (the "Credit Agreement") at the same time such materials are required to be delivered to the Administrative Agent and (B) copies of all documents, required to be delivered to such Administrative Agent pursuant to
         Section 9.01(c) of the Credit Agreement.

         (b) The Company will permit representatives of the Stockholders at their expense to visit and inspect all properties, books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company with the principal officers of the Company, its attorneys and auditors, all at such reasonable times and as often as may reasonably be requested in order to enable the Stockholders to reasonably monitor their investments in the Company. All information obtained by Stockholders or their representatives will be kept confidential and used only to monitor investments in the Company, and the Company shall require each Stockholder or representatives of a Stockholder obtaining access to information pursuant to this Section 1.14(b) to enter into a confidentiality agreement prohibiting the disclosure of any such information or the use of such information other than for purposes of monitoring investments in the Company. Pursuant to such confidentiality agreement, each Stockholder shall agree to guaranty the obligations of its representative or representatives and shall indemnify the Company for any losses or damages arising from a breach of such confidentiality agreement by such Stockholder or such Stockholder's representative or representatives. The Company shall not be required to provide any information or access to information pursuant to this Section 1.14(b) until such a confidentiality agreement reasonably satisfactory to the Company has been signed by the Stockholder or Stockholder's representative requesting such information. All representatives of a Fund given access to the Company pursuant to this Section 1.14 shall be selected by such Fund's agent appointed pursuant to Section 6.8 of this Agreement, and in no event shall the limited partners of any Fund be entitled to select representatives given access to the Company pursuant to this Section
         1.14 or to have any access pursuant to this Section 1.14. No representative or agent of any Stockholder under this Section 1.14(b) shall be engaged directly or indirectly in Competition (as defined in Section 1.13) in the states of West Virginia, Maryland or

         Alabama, nor shall any such representative or agent be an Affiliate of any person or entity engaged in Competition in such states.

1.15     Management of Subsidiaries

         The management of each Subsidiary of the Company shall be conducted by its officers and directors or managers in a manner consistent with this Agreement. Without infringing upon the exercise of their fiduciary responsibilities to the Subsidiaries they manage, the officers, directors and managers of each Subsidiary shall be instructed to provide the Company and its Board of Directors with information regarding important matters affecting the business, operations and future plans of such Subsidiary, and to seek the Company's guidance insofar as such matters affect the Company's interests as the holder of an ownership interest in such Subsidiary. The parties hereto agree that such matters should be reviewed by the Board of Directors of the Company and that the views of the Board of Directors should be conveyed to the relevant Subsidiary. Any matter affecting a Subsidiary which would be a Fundamental Issue within the meaning of Section 1.11 if it affected the Company shall be submitted for consideration by the Board of Directors pursuant to Section 1.11.

1.16     Compliance with Credit Agreement

         (a) The Stockholders agree that, notwithstanding any other provision of this Agreement, at no time shall any Stockholder Transfer (as defined in Section 3.1(a) hereof) any Shares if such Transfer would result in a Default or an Event of Default (as defined in the Credit Agreement) under the Credit Agreement.

         (b) The Stockholders and the Company agree that, notwithstanding any other provision of this Agreement or the Certificate of Incorporation of the Company to the contrary, at no time shall the Company purchase, redeem or otherwise acquire any Shares if such purchase, redemption or other acquisition would result in a Default or an Event of Default (as defined in the Credit Agreement) under the Credit Agreement; provided that, in the event the Company is prevented by the provisions of this
         Section 1.16(b) from purchasing, redeeming or otherwise acquiring any Shares that it would otherwise be required to purchase, redeem or otherwise acquire, such purchase, redemption or other acquisition shall not be permanently excused, but only deferred until such time as it would no longer itself result in a Default or an Event of Default under the Credit Agreement.

                                   ARTICLE II
                               CHANGES IN CAPITAL

2.1      Additional Equity

         None of the Stockholders shall be required to increase its investment in the stockholders' equity of the Company without the prior written consent of such Stockholder.

2.2      Anti-Dilution

         (a) The Company shall not issue any Shares unless all Stockholders are offered on identical terms and conditions such percentage of each type or class of such Shares being offered in the aggregate as is required by Section 2.2(b). Each Stockholder shall have the right but not the obligation to purchase such Shares pursuant to such offer in accordance with the provisions of Section 2.2(b), except that (i) no Stockholder shall have such right with respect to (a) any securities offered to the public in an Initial Public Offering (as defined in Section 6.2), (b) any Permitted Issuance, or (c) any issuance of securities in consideration of the acquisition of an operating business or coal reserves (whether pursuant to an asset purchase, a stock purchase or a purchase of partnership interests) approved by the Board of Directors in accordance with this Agreement, and (ii) no Stockholder other than Anker Holding shall have such right with respect to any issuance of Common Stock in satisfaction of the Company's indemnification obligations under Article 7 of the Stock Purchase Agreement dated on or about the date hereof (the "Stock Purchase Agreement") among the Funds and the Company; provided that, for the purpose of the exercise by Anker Holding of anti-dilution rights as provided under the exception set forth in clause (ii) of this Section 2.2(a), the price for the purchase of such Shares by Anker Holding shall be the fair market value at the time of the satisfaction of such indemnification obligations as determined pursuant to Article 7 of the Stock Purchase Agreement and shall be paid in cash. Securities that are subject to a Stockholder's anti-dilution rights pursuant to this Section 2.2 are hereinafter referred to as "New Equity Securities".

         (b) In the event that the Company determines to issue New Equity Securities, the Company shall notify the Stockholders of the terms of the offer in writing (hereinafter referred to as a "New Equity Notice"). The New Equity Notice shall specify the number of New Equity Securities to be sold and the terms of the offer, and shall describe in reasonable detail the characteristics of the New Equity Securities. Each Stockholder shall have an option for a period of thirty (30) days from the date of the New Equity Notice to purchase such Stockholder's Anti-Dilution Portion (as defined below) of the New Equity Securities on the terms and conditions set forth in the New Equity Notice and in this Section 2.2. If any Stockholder wishes to purchase all or any portion of such Stockholder's Anti-Dilution Portion (as defined below) of the New Equity Securities, such Stockholder (a "Purchasing Stockholder") shall give irrevocable written notice of such desire to the Company and the other Stockholders within thirty (30) days after the date of the New Equity Notice. The New Equity Securities shall be sold to the Purchasing Stockholders pursuant to the following criteria: (i) in the event that the New Equity Securities are of a type, class or series previously issued by the Company and still outstanding, each Stockholder's "Anti-Dilution Ratio" with respect to such type, class or series of New Equity Securities shall equal a fraction the numerator of which is the number of shares (or other applicable units) of such type, class or series of securities held by such Stockholder immediately prior to the date of the New Equity Notice and the denominator of which is the number of shares (or other applicable units) of such type, class or series of securities issued and outstanding immediately prior to the date of the New Equity Notice; in all other events, each Stockholder's Anti-Dilution Ratio shall equal a fraction the numerator of which is the number of shares of Common Stock held by such Stockholder immediately prior to the date of the New Equity Notice and the denominator of which is the number of shares of Common Stock issued and outstanding immediately prior to the date of the New Equity Notice;
         (ii) the number of New Equity Securities of a type, class or series multiplied by each Purchasing Stockholder's Anti-Dilution Ratio for such type, class or series shall be termed the "Anti-Dilution Portion" of such Purchasing Stockholder; and (iii) if a Purchasing Stockholder has given notice of a desire to purchase an absolute number of a type, class or series of New Equity Securities which is less than such Purchasing Stockholder's Anti-Dilution Portion of such type, class or series, such absolute number of New Equity Securities shall be allocated to such Purchasing Stockholder. The Company shall sell to the Purchasing Stockholders, and the Purchasing Stockholders shall purchase, New Equity Securities (as allocated among the Purchasing Stockholders pursuant to the immediately preceding sentence) on the terms and conditions set forth in the New Equity Notice, and such purchase and sale shall be effected within sixty (60) days following the date of the New Equity Notice, provided that the consummation of such purchase and sale with respect to all Purchasing Stockholders shall be delayed to the extent necessary to comply with any regulatory filings or other regulatory requirements applicable to the purchase by any Purchasing Stockholder. Unless each Stockholder and the Company otherwise agree in writing, all purchases of New Equity Securities by Purchasing Stockholders pursuant to this Section 2.2 shall be exclusively for cash consideration payable in immediately available funds on the closing date of such purchase. Each Stockholder may assign its rights under this Section 2.2 to any other Stockholder and to any person or entity that would be a Permitted Transferee of such Stockholder under Section 3.5(a).


                                   ARTICLE III
                      RESTRICTIONS ON DISPOSITION OF STOCK

3.1      Restrictions

         (a) No Stockholder shall Transfer any Shares except as provided in this
         Article III or in Article IV. For purposes of this Agreement, to "Transfer" shall mean to sell, assign, transfer, pledge or hypothecate or otherwise dispose, and any such action shall constitute a "Transfer".

         (b) Notwithstanding Section 3.1(a), each Stockholder shall have the right to pledge or hypothecate Shares (including Shares being purchased) to secure a borrowing the proceeds of which shall be used solely to purchase additional shares of Common Stock by such Stockholder pursuant to this Agreement from the Company or any person or entity other than an Affiliate of such Stockholder; provided, however, that no Stockholder may pledge or hypothecate pursuant to this
         Section 3.1(b) (i) a number of Shares in excess of one and one-half times the number of additional shares of Shares so purchased, (ii) unless the lender (other than a lender already a party to this agreement and bound by all of its terms) shall agree in writing that such lender shall become a party to this Agreement and bound by all of the terms hereof in the event that such lender forecloses on the pledged or hypothecated Common Stock or otherwise becomes the owner of such Common Stock and (iii) if, at the time of such pledge or hypothecation, the aggregate number of shares of Common Stock pledged or hypothecated by such Stockholder would result, in and of itself, in a Change of Control under the Credit Agreement if all such shares instead were sold to a non-Affiliate.

         (c) Anything in this Article III to the contrary notwithstanding, no Stockholder shall Transfer any Shares at any time unless (i) such Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Securities Act") or (ii) no such registration under the Securities Act is required because of the availability of an exemption from registration under the Securities Act and (except for any Transfer pursuant to Section 3.5(a)) the Stockholder delivers to the Company an opinion of counsel reasonably satisfactory to the Board of Directors that such registration is not required.

3.2      Purpose

         Each Stockholder acknowledges and agrees that the restrictions herein on transfer of Shares are reasonable in view of the purpose and intent of the parties.

3.3      Legend

         To assist in effectuating the provisions of this Article III, the Stockholders agree to the placement of the following legend on all certificates certifying ownership of Shares so long as this Agreement shall remain in effect as to the holders thereof:

                           "The shares represented by this certificate have not been registered under the United States Securities Act of 1933 and have not been acquired with a view to, or in connection with, the sale or distribution thereof. No such sale or distribution may be effected without an effective registration statement relating thereto or an opinion of counsel reasonably satisfactory to the Board of Directors of the issuer that such registration is not required. In addition, said shares are subject to the provisions of an Agreement dated August 12, 1996 among the Stockholders of Anker Coal Group, Inc., and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. A copy of said Agreement is on file at the office of the Secretary of Anker Coal Group, Inc."

3.4      Lock-Up Period

         Prior to the fifth anniversary of the date hereof, except as set forth in Section 3.1 (b), Section 3.5, or Article IV, no Stockholder shall Transfer any Shares without the prior written approval of all of the other Stockholders.

3.5      Permitted Transfers

         (a) Notwithstanding anything else in this Article III save Sections 3.1(c), 3.5(b) and 3.8, the following Transfers shall be permitted without restriction: (i) a Transfer by any Fund to any Fund or to any other investment fund of which FRC is the managing general partner, provided that the transferor and transferee each represents and warrants to the Company and the other parties to this Agreement that it is its own "ultimate parent entity" within the meaning of the coverage rules promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a as in effect on the date hereof;
         (ii) a Transfer by JJF Group to Faltis or for Faltis's estate planning purposes, provided that any such Transfer for estate planning purposes is to an entity controlled by Faltis that satisfies the requirements of
         Section 6.7(a)(ii) (a "New JJF Entity"); (iii) a Transfer by PPK Group to Sparks or for Sparks's estate planning purposes, provided that any such Transfer for estate planning purposes is to an entity controlled by Sparks that satisfies the requirements of Section 6.7(b)(ii) (a "New PPK Entity"); (iv) a Transfer by Anker Holding to any other entity, provided that such other entity is directly or indirectly controlled by AnkerCoal Group N.V. and more than 50% of the outstanding voting securities and other equity interests of such entity are beneficially owned by AnkerCoal Group N.V. (a "New Anker Holding Entity"); (v) the Transfer from either of JJF Group or PPK Group to any of JJF Group, PPK Group, Anker Holding or the Funds of any Shares acquired by JJF Group or PPK Group, as the case may be, pursuant to Article 2; (vi) the Transfer of Shares by either of JJF Group or PPK Group to Anker Holding in connection with (any only to the extent of) the payment by Anker Holding on behalf of the Company of any indemnity claim arising under
         Article 7 of the Stock Purchase Agreement; and (vii) a Transfer to the Company. (The transferees, other than the

         Company and transferees described in clauses (v) and (vi) listed in this Section 3.5(a) are sometimes hereinafter referred to as "Permitted Transferees" or a "Permitted Transferee".)

         (b) Any Stockholder wishing to Transfer any Shares pursuant to Section 3.5(a) shall give at least 10 days' prior written notice of such Transfer to the Company and each other party hereto (a "Transfer Notice"). Such Transfer Notice shall specify the date and relevant details of the proposed Transfer and shall be accompanied by a writing in which the transferee represents and warrants to the Company and the other parties hereto that the transferee is not Permit Blocked (as defined in Section 4.5). No Transfer will be permitted pursuant to
         Section 3.5(a) if such Transfer and/or the transferee's ownership of Shares will result in an additional significant regulatory burden or restriction on the activities of the Company, its Subsidiaries, or any Stockholder or would result in the Company or any of its Subsidiaries or a Stockholder incurring any additional tax liability or any other significant liability of any kind. If any party hereto believes that such Transfer is prohibited by the immediately preceding sentence, such party may object to the Transfer by sending written notice (an "Objection Notice") to the Stockholder who sent the Transfer Notice within ten (10) days following the date of the Transfer Notice. Such Objection Notice shall include in reasonable detail the basis of such party's objections to the Transfer and any proposed modification to the terms of the Transfer that would satisfy such party's objections.

3.6      Right of First Refusal

         (a) Commencing on the fifth anniversary of the date hereof, if a Stockholder receives a bona fide offer (a "Purchase Offer") to purchase any or all of its Shares (other than pursuant to Section 3.5) and wishes to accept such offer, such Stockholder (the "Selling Stockholder") shall notify the Company and the other Stockholders (the "Remaining Stockholders") of the terms of the offer in writing (hereinafter referred to as a "Sale Notice"). The Sale Notice shall be dated the date it is mailed or otherwise transmitted and shall specify the number of Shares of the Selling Stockholder to be sold (the "Sale Shares"), the name and address of the prospective purchaser and the terms of such bona fide offer. Once given, no Sale Notice shall be withdrawn. The Company and then the Remaining Stockholders shall have an option for a period of 30 days (the "Option Period") after the date of the Sale Notice to purchase the Sale Shares on the terms and conditions set forth in the Sale Notice and in this Section 3.6; provided, that the Company and any Remaining Stockholder purchasing Sale Shares shall purchase such shares exclusively for cash payable in immediately available funds at the closing of such purchase, and, in the event all or any part of the Third Party Offer consisted of consideration other than immediately available cash ("non-cash consideration"), the Selling Stockholder, the Company (if it desires to purchase any of the Sale Shares) and any Remaining Stockholders desiring to purchase any of the Sale Shares shall negotiate in good faith during the initial 20 days following the date of the Sale Notice to reach agreement regarding the fair market value per share of such non-cash consideration, and the price per Sale Share payable by the Company and any Remaining Stockholder purchasing Sale Shares shall be an amount per Sale Share in immediately available cash equal to the aggregate of the immediately available cash consideration per share plus the fair market value per share of the non-cash consideration offered in the Purchase Offer. In the event that the Selling Stockholder, the Company (if it desires to purchase any of the Sale Shares) and each Remaining Stockholder desiring to purchase any of the Sale Shares are unable to reach agreement regarding the fair market value of any non-cash consideration offered in the Purchase Offer within the initial 20 days following the date of the Sale Notice, the Selling Stockholder, each Remaining Stockholder desiring to purchase any of the Sale Shares and the Company (if it desires to purchase any Sale Shares) as expeditiously as possible shall jointly retain a nationally recognized investment banking firm with no material relationship to the Company or any Stockholder to determine in writing, as expeditiously as possible, the fair market value of the non-cash consideration, and such determination shall be binding on the Selling Stockholder, the Company (if it desires to purchase any Sale Shares) and any Remaining Stockholder desiring to purchase any Sale Shares. In such event, the expense of such investment banking firm shall be borne by the party (or parties) whose last determination of fair market value during such 20 day period is furthest from that of the investment banker and the Option Period shall be extended by the length of time that elapses from when the parties commence their efforts to retain an investment banking firm until the Company and the Stockholders receive the investment banking firm's final written valuation of the non-cash consideration. If the Company wishes to purchase all or part of the Sale Shares, it shall give irrevocable written notice of such desire to the Selling Stockholder and the Remaining Stockholders within the Option Period. If any of the Remaining Stockholders wishes to purchase all or any of the Sale Shares, such Remaining Stockholder (an "Exercising Stockholder") shall give irrevocable written notice of such desire to the Selling Stockholder, the Company and the other Remaining Stockholders within the Option Period. If, within the Option Period, the Company gives notice that it wishes to purchase all of the Sale Shares, the Selling Stockholder shall sell all of the Sale Shares to the Company and the Company shall purchase all of the Sale Shares on the terms and conditions set forth in the Sale Notice, and such purchase and sale shall be effected within 60 days after the date of the Sale Notice; provided that the consummation of such purchase and sale shall be delayed to the extent necessary to comply with any regulatory filings or other regulatory requirements applicable to the purchase and sale. If the Company does not give notice within the Option Period of its desire to purchase the Sale Shares or if the Company gives notice that it wishes to purchase less than all of the Sale Shares, the remaining Sale Shares not purchased by the Company shall be sold to the Exercising Stockholders pursuant to the following criteria: (i) the number of Sale Shares not purchased by the Company pursuant to this
         Section 3.5 shall be termed the "Available Shares"; (ii) the number of Available Shares multiplied by the number of shares of Common Stock held by any Exercising Stockholder immediately prior to the date of the Sale Notice and divided by the number of shares of Common Stock held by all Exercising Stockholders immediately prior to the date of the Sale Notice shall be termed the "Pro Rata Portion" of each such Exercising Stockholder;

         (iii) if an Exercising Stockholder has given notice of a desire to purchase an absolute number of Shares which is less than the Pro Rata Portion of such Exercising Stockholder, such absolute number of Shares shall be allocated to such Exercising Stockholder; (iv) if an Exercising Stockholder has given notice of a desire to purchase an absolute number of Shares equal to such Exercising Stockholder's Pro Rata Portion, such absolute number of Shares shall be allocated to such Exercising Stockholder; (v) each Exercising Stockholder giving notice of a desire to purchase a number of Shares greater than its respective Pro Rata Portion shall be allocated a number of Shares equal to the sum of (A) such Exercising Stockholder's Pro Rata Portion plus (B) such Exercising Stockholder's pro rata share of any Available Shares not previously allocated pursuant to clauses (iii) and (iv) or this clause
         (v), such pro rata share being determined as the percentage of shares of Common Stock held by such Exercising Stockholder immediately prior to the Sale Notice out of the total number of shares of Common Stock held at such point by all Exercising Stockholders giving notices described in this clause (v) of Section 3.6(a). The Selling Stockholder shall sell to the Exercising Stockholders, and the Exercising Stockholders shall purchase, the Sale Shares (as allocated among the Exercising Stockholders pursuant to the immediately preceding sentence) on the terms and conditions set forth in the Sale Notice, and such purchase and sale shall be effected within sixty (60) days following the date of the Sale Notice, provided that the consummation of such purchase and sale with respect to the Company (if purchasing any Sale Shares) and each Exercising Stockholder shall be delayed to the extent necessary to comply with any regulatory filings or other regulatory requirements applicable to the purchase by the Company or any Exercising Stockholder. An Exercising Stockholder may make its notice of its desire to exercise the option under this Section 3.6(a) contingent on its ability to purchase all of or a certain number of the Sale Shares. Any such contingent notice shall be deemed to have been withdrawn if the contingency is not satisfied. Notwithstanding the foregoing, the Selling Stockholder shall have no obligation to sell any of the Sale Shares to the Company or any of the Remaining Stockholders unless the Company and the Remaining Stockholders in aggregate have offered, pursuant to this Section 3.6(a), to purchase all of the Sale Shares. Each Stockholder may assign its rights under this Section 3.6 to any other Stockholder and to any person or entity that would be a Permitted Transferee of such Stockholder under Section 3.5(a).

         (b) If the Selling Stockholder does not receive notices from any of the Remaining Stockholders or from the Company during the Option Period as set forth in Section 3.6(a), or if the total number of Shares which the Company and the Remaining Stockholders have offered in aggregate to purchase (not including for this purpose any offers which are deemed to have been withdrawn pursuant to Section 3.6(a)) is less than the number of Sale Shares, the Selling Stockholder shall be free (subject to the provisions of Section 3.7) for a period of one hundred twenty (120) days after the expiration of the Option Period to sell the Sale Shares to the prospective purchaser set forth in the Sale Notice on terms and conditions no less favorable to the Selling Stockholder than those set forth in the Sale Notice. If the Selling Stockholder fails to complete the sale of the

         Sale Shares within such one hundred twenty (120) day period, the Sale Shares shall again become subject to the restrictions of this Section 3.6.

3.7      Tag Along Rights

         (a) Other than with respect to Transfers permitted by Section 3.5 (including sales to the Company pursuant to Article 4) or made as part of an Initial Public Offering, each Stockholder shall have the right to participate in the sale of Common Stock by another Stockholder (the "Initiating Stockholder") to any third party (including without limitation any sales pursuant to Section 3.6) at the same price per share and on the same terms and conditions as the Initiating Stockholder and in accordance with the provisions of this Section 3.7. Each Stockholder shall have the right to sell to such third party a number of shares of Common Stock so that (i) the fraction with a numerator equal to the number of Shares sold to such third party by such Stockholder and a denominator equal to the total number of shares of Common Stock sold to such third party in such transaction is equal to (ii) the fraction with a numerator equal to the number of shares of Common Stock held by such Stockholder immediately prior to such transaction and with a denominator equal to the total number of shares of Common Stock outstanding immediately prior to such transaction. Each Stockholder's (other than the Initiating Stockholder) maximum portion of the total shares of Common Stock sold to a third party in such a transaction, as determined in accordance with the preceding sentence, is hereinafter referred to as such Stockholder's "Tag-Along Portion".

         (b) An Initiating Stockholder shall notify the Company and each of the other Stockholders (the "Non-Initiating Stockholders") of the Initiating Stockholder's intent to sell shares of Common Stock to a third party in writing (hereinafter referred to as a "Tag-Along Notice"). The Tag-Along Notice shall specify the total number of shares of Common Stock to be sold and the terms of the proposed sale. Each Non-Initiating Stockholder shall have the option for a period of thirty
         (30) days from the date of the Tag-Along Notice to include in the sale to the third party, on the terms and conditions set forth in the Tag-Along Notice and in this Section 3.7, up to a number of shares equal to that Non-Initiating Stockholder's Tag-Along Portion. If any Non-Initiating Stockholder wishes to participate in the sale to the third party, such Non-Initiating Stockholder shall give irrevocable written notice of such desire to the Initiating Stockholder and the other Non-Initiating Stockholders within thirty (30) days after the date of the Tag-Along Notice, specifying the number of shares of Common Stock such Non-Initiating Stockholder wishes to sell (which shall in no event exceed such Non-Initiating Stockholder's Tag-Along Portion). The Initiating Stockholder and each participating Non-Initiating Stockholder shall sell to the third party, on the terms and conditions set forth in the Tag-Along Notice, the respective numbers of shares of Common Stock determined in accordance with Section 3.7(a) and the preceding sentences. Each of the Funds may assign its rights under this
         Section 3.7 to another of the Funds and any other investment fund of which FRC is the managing general partner.

         (c) Other than with respect to Transfers permitted under Section 3.5 (including sales to the Company pursuant to Article 4) or made as part of an Initial Public Offering, Anker Holding, in addition to any rights it may have under Section 3.7(a) shall have the right to have included in the sale of Common Stock by an Initiating Stockholder to any third party (including without limitation any sales pursuant to Section 3.6) that number of shares of the Company's Class A Preferred Stock ("Class A Preferred") such that (i) the ratio which the number of shares of Class A Preferred so sold bears to the number of shares of Class A Preferred outstanding immediately prior to such sale equals (ii) the ratio which the number of shares of Common Stock being sold to such third party (including any shares included pursuant to Section 3.7(a)) bears to the total number of shares of Common Stock outstanding immediately prior to such sale to such third party. Anker Holding shall give irrevocable written notice to the Company and each of the other Stockholders of its exercise of the rights set forth in this Section 3.7(c) within 30 days after the date of the Tag-Along Notice. Such notice shall specify the number of shares of Class A Preferred to be sold. The purchase price per share of Class A Preferred purchased pursuant to this Section 3.7(c) shall be equal to the liquidation preference of such share, as determined pursuant to the Company's Certificate of Incorporation.

         (d) If any third party refuses to accept the terms set forth in Section 3.7(a), 3.7(b) or 3.7(c), the Initiating Stockholder shall not be permitted to complete any Transfer to such third party.

3.8      Accession to Agreement

         Any Stockholder which Transfers any or all of its Shares to any person or entity not already a party to this Agreement shall, as a written condition of such Transfer, require the transferee to become a party to this Agreement, and no such transfer shall be valid unless such third party has in writing agreed to be bound by all of the provisions of this Agreement in an accession agreement substantially in the form set forth as Exhibit H hereto. The Company shall execute such accession agreement on its own behalf and on behalf of the other parties hereto in the event of any Transfer permitted hereunder, and each party hereto hereby irrevocably consents to such execution on its behalf. Any transferee which is an investment fund managed by FRC shall be considered a "Fund" and a "Stockholder" for all purposes hereunder and shall have all the rights, obligations and duties of a Fund and a Stockholder hereunder. Any transferee other than an investment fund managed by FRC shall be considered a "Stockholder" hereunder commencing on the date of such Transfer and shall have all the rights, obligations and duties resulting under the terms of this Agreement.

                                   ARTICLE IV
                       SALE OF SHARES IN CERTAIN INSTANCES

4.1      Triggering Events for Individual Parties

         (a) For the purposes of this Article 4, each of Faltis and Sparks shall be referred to as an "Individual Party", and JJF Group, PPK Group and their respective Permitted Transferees to which Shares have been transferred shall be referred to as a "Stockholding Entity" with respect to Faltis and Sparks respectively.

         (b) The Company shall use its reasonable best efforts to purchase, own and maintain at all times a "key man" life insurance policy with respect to Faltis in the amount of $15 million and with respect to Sparks in the amount of $5 million (each a "Key Man Policy" and collectively the "Key Man Policies"). Each Key Man Policy shall be maintained with a nationally recognized insurance firm reasonably acceptable to Faltis and Sparks respectively. The premiums on each Key Man Policy shall be kept current at all times. In the event an Individual Party shall die:

                    (i) All proceeds from the Key Man Policy maintained by the Company with respect to such Individual Party shall be applied by the Company towards the purchase of the Shares of such Individual Party's Stockholding Entity at the Fair Market Value (as defined below) of such Shares. The Company shall have the obligation to purchase a number of Shares from such Individual Party's Stockholding Entity equal to
                    (a) the total proceeds from such Key Man Policy divided by
                    (b) the Fair Market Value per Share, and such Individual Party's Stockholding Entity shall have the obligation to sell such number of Shares to the Company. If the number of Shares determined pursuant to the preceding sentence is not a whole number, the number of Shares to be sold and purchased shall be rounded to the nearest hundredth of a Share. If such Stockholding Entity holds more than one class or series of Shares and the Company does not have the obligation to purchase all of such Shares pursuant to this
                    Section 4.1(b)(i), such Stockholding Entity shall determine (and shall inform the Company in writing) which such Shares shall be purchased pursuant to this Section 4.1(b)(i). The closing for any Shares purchased pursuant to this Section 4.1(b)(i) shall take place within 30 days after the determination of Fair Market Value pursuant to Section 4.4. At such closing, such Individual Party's Stockholding Entity shall deliver to the Company certificates representing the Shares to be sold, duly endorsed for transfer, and the Company shall deliver to such Individual Party's Stockholding Entity (1) cash consideration (by certified or official bank check or wire transfer of immediately available funds) equal to the product of (A) the number of Shares to be purchased and (B) the Fair Market Value per Share and (2) if not all Shares are purchased pursuant to this paragraph (i), a certificate representing the Shares held by such Individual Party's Stockholding Entity and not purchased at such closing.

                    (ii) Notwithstanding anything in this Agreement to the contrary, such Individual Party's Stockholding Entity shall have the right to pledge any Shares held by it and not purchased pursuant to paragraph (i) of this Section 4.1(b) as security against any loan obtained by such Stockholding Entity in order to assist directly or indirectly in the payment of the estate taxes of such Individual Party.

                    (iii) During the eight month period following the death of such Individual Party, the Company shall have the option, subject to Section 4.3(d), to purchase all (but not some) of the Shares of such Individual Party's Stockholding Entity not purchased pursuant to paragraph (i) of this Section 4.1(b) for a cash consideration equal to Fair Market Value and payable in full at the closing for any such purchase. The Company shall give written notice to such Stockholding Entity at least 30 days prior to the expiration of such eight month period and the closing for any such purchase shall take place within 30 days after the date of such notice or such later time as Fair Market Value has been determined. If such closing does not occur during such period due to any reason other than the bad faith of such Stockholding Entity, such Stockholding Entity shall have no obligation to sell any Shares pursuant to this Section 4.1(b)(iii).

                    (iv) Subject to Section 1.16, during the 120 day period following the expiration of the eight month period referenced in Section 4.1(b)(iii), such Individual Party's Stockholding Entity shall have the right to require the Company to purchase any Shares held by such Stockholding Entity (and not purchased by the Company pursuant to paragraph (i) or (iii) of this Section 4.1(b)) at Fair Market Value. The purchase price for any Shares purchased pursuant to this Section 4.1(b)(iv) shall be paid at the option of the Company either in (1) immediately available funds or (2) pursuant to a subordinated note substantially in the form of Exhibit I hereto.

                    (v) Commencing on the last day of the eight month period referenced in Section 4.1(b)(iii), such Individual Party's Stockholding Entity shall have the right to Transfer any Shares still held by it to any transferee (including another Stockholder or the Company) for whatever price may be agreed upon free and clear of any of the restrictions set forth in
                    Article 3 (except for the provisions of Section 3.1(c)) of this Agreement. Any such transferee that is not already a party to this Agreement shall not be required to become a party in writing with the parties hereto to this Agreement; provided, however, that any such transferee shall agree to be bound by the provisions of Section 5.1 as if such purchaser were a Stockholder hereunder.

         (c) In the event that an Individual Party shall become totally disabled, or retire after age 60, the provisions of Section 4.3 shall apply to the Shares of such Individual Party's Stockholding Entity. In case of disagreement, total disability shall be determined by a panel of three physicians composed of one selected by the Company, one selected by the Individual Party in question, and one selected by the two so selected. A determination by at least two of the three physicians that such Individual Party is, or is not, totally disabled shall be final and binding upon the parties. The costs of such determination shall be shared equally by the Company and such Individual Party.

         (d) In the event that an Individual Party is terminated for cause by
         (i) the Company or (ii) by the Subsidiary which is such Individual Party's primary employer ("cause" being determined pursuant to such Individual Party's primary employment contract with the Company or with such Subsidiary as the case may be), or if an Individual Party terminates his employment with (x) the Company or (y) with the Subsidiary that is his primary employer, the provisions of Section 4.3 shall apply to the Shares of such Individual Party's Stockholding Entity and, if that Individual Party is Faltis, after such termination the Funds shall have the right to unilaterally trigger a sale of the Company in accordance with the provisions of Section 5.1 (regardless of whether five years have elapsed from the date hereof).

         (e) (i) In the event that Sparks's employment with (x) the Company or (y) with the Subsidiary which is the primary employer of Sparks is terminated other than as set forth in
                    Section 4.1(d), the provisions of Section 4.3 shall apply to the Shares of such Individual Party's Stockholding Entity.

                    (ii) In the event that Faltis's employment with (x) the Company or (y) with the Subsidiary which is the primary employer of Faltis is terminated other than as set forth in
                    Section 4.1(d), JJF Group shall have the right for a period of 60 days after such termination unilaterally to trigger a sale of the Company in accordance with the provisions of
                    Section 5.1 (regardless of whether such termination occurs before the fifth anniversary of the date of this Agreement and without requiring unanimous action with PPK Group).

         (f) In the event of an occurrence listed in Section 4.1 (a "Triggering Event"), the Stockholder to which such event pertains (the "Affected Stockholder") shall promptly give notice to the Company and to all of the other Stockholders of the event which gives rise to such obligation within 30 days after the occurrence of such event, but failure to give such notice timely shall not deprive any party of its rights or relieve any party of its obligations under this Section 4.

4.2      Change of Control

         (a) In the event of a change of control of any Stockholder, the Stockholder shall immediately notify the Company of such change and the Company shall have the right but not the obligation, for a period of 60 days after the Company receives notice or otherwise becomes aware of such change of control, to purchase all of such Stockholder's Shares at Fair Market Value. The Company shall notify the Stockholder subject to a change of control of the Company's decision to purchase such Stockholder's Shares pursuant to this Section 4.2 by written notice to such Stockholder prior to the end of the 60 day period following such change of control. In such case, Fair Market Value shall be determined pursuant to Section 4.4 and the closing for such purchase and sale of Shares shall take place within 30 days following the determination of Fair Market Value pursuant to such section.

         (b) For the purposes of this Section 4.2, a "change of control" with respect to any Stockholder other than the Funds shall be deemed to have occurred if a person who, as of the date of this Agreement (or as of the date of such Stockholder's accession to this Agreement), holds directly or indirectly more than 50% of the voting power of a Stockholder ceases to hold directly or indirectly more than 50% of such voting power. For the purposes of this Section 4.2, the death of an Individual Party shall not be deemed a "change of control" with respect to such Individual Party's Stockholding Entity.

         (c) For so long as any of the Funds remains a Stockholder, a "change of control" shall be deemed to have occurred with respect to all of the Funds if (i) FRC ceases to be the managing general partner of any of the Funds that is a Stockholder; or (ii) FRC is the managing general partner of any of the Funds that is a Stockholder but each of William
         E. Macaulay and John A. Hill has retired or ceased to devote substantially all his business time to the operations of FRC and the management of FRC is not reasonably acceptable in the judgment of Faltis and Sparks.

         (d) For the purposes of Section 3.7(c), any "change of control", as defined in Section 4.2(b), of a Stockholder other than Anker Holding or any of the Funds shall be treated as a sale of all of the shares of Common Stock of the Stockholder subject to such "change of control" and Anker Holding shall have the right to require the Stockholder undergoing such change of control to purchase the number of shares of Class A Preferred determined pursuant to Section 3.7(c) at the price set forth in Section 3.7(c). Anker Holding shall inform such Stockholder that the purchase of shares of Class A Preferred will be required within 30 days following the date on which Anker Holding becomes aware of such change of control (the knowledge of Willem Rottier shall be imputed to Anker Holding for these purposes), and any such purchase shall take place within 30 days after the date of such notice.

4.3      Triggering Event Option Period

         (a) For the purposes of this Section 4.3, a "Triggering Event Option Period" shall commence on the date of any Triggering Event and shall continue for (i) eight months in the case of a Triggering Event described in Section 4.1(b); (ii) nine months in the case of a Triggering Event described in Section 4.1(c); (iii) three months in the case of a Triggering Event described in Section 4.1(e)(i); and (iv) one year in the event of a Triggering Event described in Section 4.1(d).

         (b) During the applicable Triggering Event Option Period following the occurrence of a Triggering Event (other than pursuant to Section 4.1(d) or 4.1(e)(ii)), the Company shall have an option, subject to Section 4.3(d), to purchase all (but not some) of the Shares of the Affected Stockholder at Fair Market Value. At least 30 days prior to the end of the applicable Triggering Event Option Period, the Company shall give 30 days' notice to the Affected Stockholder of the exercise of such option.

         (c) During the Triggering Event Option Period following a Triggering Event described in Section 4.1(d), the Company shall have an option, subject to Section 4.3(d), to purchase all (but not some) of the shares of Common Stock held by the Affected Stockholder. If such Triggering Event occurs prior to the fifth anniversary of the date hereof, the purchase price for Common Stock under such option shall be equal to the lower of (1) the book value of such shares of Common Stock and (2) the Fair Market Value of such shares of Common Stock, and the purchase price for other Shares shall be the Fair Market Value of such Shares. If such Triggering Event occurs on or after the fifth anniversary of the date hereof, the purchase price for such Shares shall be equal to the Fair Market Value of such Shares. The Company shall give the Affected Stockholder 30 days' notice of the exercise of such option at least 30 days prior to the end of the Triggering Event Option Period. For the purposes of this Section 4.3(b), the book value of the Company's Common Stock shall be equal to the sum of the paid in capital plus surplus plus (or minus) any retained earnings with respect to the relevant Shares as reported on the Company's latest audited year-end financial statements, plus (or minus) any retained earnings with respect to such Shares accrued since the date of such financial statements; and book value per share shall be equal to the book value so determined divided by the number of shares of Common Stock issued and outstanding on the date of the relevant Triggering Event.

         (d) Upon the occurrence of a Triggering Event occurring on or after the fifth anniversary of the date hereof, the Affected Stockholder shall be free to Transfer its Shares to any transferee (including the Company or another Stockholder) free from the tag along rights of other Stockholders provided in Section 3.7 and subject only to the rights of first refusal of other Stockholders provided in Section 3.6. The option of the Company to purchase the Shares of the Affected Stockholder pursuant to Section 4.1(b)(iii), 4.3(b) or 4.3(c) as the case may be shall be subject to the rights of the Affected Stockholder to dispose of its Shares pursuant to this Section 4.3(d) and such option of the Company shall not be exercisable following the issuance of a Sale Notice by the Affected Stockholder pursuant to Section 3.6 with respect to any Shares of such Affected Stockholder covered by such Sale Notice; provided that, in the event the sale described in such Sale Notice is not consummated for any reason, such option shall again become exercisable and shall be extended for the length of time it was not exercisable due to the issuance of such Sale Notice. A transferee of such Shares that is not already a party to this Agreement shall not be required to become a party to this Agreement; provided, however, that such transferee (unless it is the Company) shall agree in writing with the parties hereto to be bound by the provisions of Section 5.1 as if such transferee were a Stockholder hereunder.

         (e) Following the last day of a Triggering Event Option Period, the Affected Stockholder shall no longer be bound by the transfer restrictions of Article 3 (other than the restriction set forth in Section 3.1(c)) and shall be free to Transfer any or all of its Shares to any transferee (including another Stockholder or the Company) for whatever consideration the Affected Stockholder may agree to. A transferee of such Shares that is not already a party to this Agreement shall not be required to become a party to this Agreement; provided, however, that such transferee (unless it is the Company) shall agree in writing with the parties hereto to be bound by the provisions of
         Section 5.1 as if such transferee were a Stockholder hereunder.

4.4      Determination of Fair Market Value

         For the purposes of this Article 4, Fair Market Value shall be determined as set forth in this Section 4.4 and shall, in the first instance, be determined by good faith negotiations between the Company and the Affected Stockholder (including for the purposes of this Section 4.4 a Stockholder with respect to which there has occurred a change of control within the meaning of Section 4.2). If such parties are unable to reach an agreement on Fair Market Value within 30 days after the Company and the other Stockholders receive notice of the event giving rise to the application of the provisions of this Article 4, the Company and the Affected Stockholder shall engage (a) a nationally recognized investment banking firm or (b) a mining engineering/evaluation firm, in both cases familiar with the coal industry in the Eastern United States and as mutually agreed by the parties, and such firm shall be instructed to determine, within 30 days from the date of such engagement, a fair market value of the Company's securities as if the entire Company were being sold in a private sale to determine Fair Market Value. The investment banking or engineering firm valuing the Company shall be instructed to determine a present value of the liability of the Company with respect to the redemption of Class A and Class B Preferred Stock of the Company based on the estimated timing of such redemptions, and such present value shall be included as the entire liability of the Company with respect to the redemption of such Class A and Class B Preferred Stock for the purposes of such valuation. In all cases other than following a Triggering Event specified in Section 4.1(e)(ii), the fees of such investment banking or engineering firm shall be divided equally between the Company and the Affected Stockholder;

         following a Triggering Event specified in Section 4.1(e)(ii), the Company shall pay all the fees of such investment banking firm. Fair Market Value shall be determined as of the last day of the month during which the Triggering Event occurred.

4.5      Closing of Share Sales and Purchases

         At the closing of any sale of Shares to the Company pursuant to this
         Article 4, the selling Stockholder shall deliver any stock certificates representing its Shares to be sold, duly endorsed for transfer and with any stock transfer tax paid, and shall represent that such Shares are free and clear of any liens or adverse claims other than those created by the Company, and the Company shall deliver the purchase price by certified or official bank check or wire transfer of immediately available funds, or pursuant to a note in those instances specifically contemplated pursuant to this Article 4. Any such closing shall take place at the corporate offices of the Company unless the Company and the selling Stockholder agree otherwise.

4.6      Applicant Violator System

         (a) The parties hereto acknowledge that the Company and its subsidiaries are subject to the Applicant Violator System and the requirements for permits to conduct surface coal mining and reclamation operations ("Permits") described in 30 C.F.R. Section 773 (together with any successor statutory or regulatory provisions, "AVS"). As a result of AVS, an applicant for Permits may be denied permits ("Permit Blocked") because of ownership or control links to another entity.

         (b) Each party hereto shall promptly notify the Company and the other parties hereto of (i) any change in its ownership or other event which would affect the determination of ownership or control links pursuant to AVS and (ii) any determination that an entity to which it has ownership or control links is Permit Blocked.

         (c) In the event that the Company or a subsidiary becomes Permit Blocked by reason of the stock ownership of a Stockholder, such Stockholder shall use all commercially reasonable efforts to, within 180 days after notice from the Company or any other Stockholder, cure the circumstances so that the Company and its subsidiaries are not Permit Blocked by reason of such stock ownership. If such Stockholder is unable to cause such circumstances within such 180 day period, the Company shall have the option for a further 180 day period to purchase the Shares of such Stockholder at Fair Market Value with payment to be made by a subordinated note in the form attached hereto as Exhibit J. The Company shall give 60 days' notice of the exercise of such option (which 60 day period may extend beyond the 180 day cure period referenced in this Section 4.6(c)) and the valuation procedure described in Section 4.4 shall commence on the date of such notice.

         (d) In the event that an entity to which a Stockholder has ownership or control links becomes Permit Blocked by reason of its ownership or control link to the Company or a Subsidiary, any Stockholder may notify the Company of such circumstance and, if the Company or such Subsidiary is unable to remedy such circumstances within 180 days after the giving of such notice, any Stockholder whose investments are Permit Blocked as a result of such circumstance shall have the right to dispose of its shares without regard to the restrictions and requirements of Sections 3.1(a), 3.4, 3.6 or 3.7.


                                    ARTICLE V
                    SALE OF THE COMPANY; REGISTRATION RIGHTS

5.1      Sale of the Company

         (a) After the fifth anniversary of the date hereof, either of (i) the Funds acting unanimously or (ii) Faltis and Sparks acting unanimously, (a "Triggering Group") may compel all Stockholders to participate in the sale of all of the outstanding Common Stock to a buyer or buyers that is not an Affiliate or are not Affiliates of the Company or any of the Stockholders (a "Third Party Purchaser") in accordance with the provisions of this Section 5.1 (a "Sale of the Company"); provided that all shares of Common Stock will be sold to such buyer or buyers at an identical price and on identical terms. Pursuant to the terms of the Company's Class A and B Preferred Stock, concurrently with such sale of all of the Common Stock, the Company shall be required to redeem all of the outstanding shares of the Company's Class A and Class B Preferred Stock at the redemption value of such preferred stock, plus accrued and unpaid dividends (if any) or alternatively, the Third Party Purchaser shall purchase all of the outstanding shares of the Company's Class A and Class B Preferred Stock at the redemption value of such preferred stock plus accrued and unpaid dividends (if any). No Common Stock will be sold pursuant to this Article 5 unless (1) the Company concurrently redeems such Class A and Class B Preferred Stock respectively or (2) the Third Party Purchaser concurrently purchases such Class A and Class B Preferred Stock. The provisions of this Section 5.1 can also be triggered as provided in Section 4.1(d) and 4.1(e)(ii).

         (b) A Triggering Group may require that the Company and the other Stockholders pursue a Sale of the Company by providing written notice of such action to the Company and all other Stockholders (a "Company Sale Notice"). Following receipt of a Company Sale Notice, the Company and all Stockholders shall cooperate in good faith in connection with such Sale of the Company and use their best efforts to assist in maximizing the consideration per share of Common Stock received by the Stockholders in such Sale of the Company. Promptly (and in any event within 30 days) after receipt of such notice, the Company will retain a nationally recognized investment banking firm with no material relationship to the Company or any Stockholder to assist in such Sale of the Company (the "Auction Bank"). The Auction Bank will then conduct an auction in a commercially reasonable fashion among potential Third Party Purchasers identified by the Auction Bank, the Company and the Stockholders, and will be instructed to obtain definitive bids for the Company as soon as practical (and in any event within 180 days after it is retained by the Company), which bids will be required to be for all of the outstanding Common Stock and for consideration consisting entirely of cash. Following the conclusion of the auction, the Company and the Stockholders will use their reasonable best efforts to negotiate a Sale of the Company at the highest cash price per share of Common Stock that was offered (and to the party that made such offer) unless the Board of Directors, by the affirmative vote of at least five Directors determines that another offer (an "Alternative Offer") is in the best interests of the Stockholders, in which case the Company and the Stockholders will use their reasonable best efforts to negotiate a Sale of the Company to the party making the Alternative Offer at the price specified in such Alternative Offer. Each Stockholder shall sell to such Third Party Purchaser all Common Stock then held by such Stockholder on the terms and conditions contained in the definitive agreements negotiated with such Third Party Purchaser, and such purchase and sale shall be effected within 90 days following identification of such Third Party Purchaser by the Auction Bank, provided that the consummation of such purchase and sale with respect to all Stockholders shall be delayed to the extent necessary to comply with any regulatory filings or other regulatory requirements applicable to the sale by any Stockholder.

         (c) No sale of Common Stock may be triggered under this Section 5.1 unless the purchaser has agreed to purchase all of the then outstanding shares of Common Stock and no Stockholder shall be required to sell less than all of such Stockholder's shares of Common Stock.

5.2      Registration Rights

         Each Stockholder shall have such registration rights as are set forth in the Registration Rights Agreement dated as of the date hereof among the parties hereto.


                                   ARTICLE VI
                                  MISCELLANEOUS

6.1      No Waiver of Rights

         No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2      Term of Agreement

         This Agreement shall continue in full force and effect until the earlier of (i) termination by mutual consent, (ii) dissolution of the Company or (iii) an initial public offering of shares of the Company registered under the Securities Act other than pursuant to Securities and Exchange Commission Forms S-4 or S-8 (an "Initial Public Offering").

6.3      Assignment

         This Agreement shall be binding on the parties and the successors and assigns of each of them. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other parties except as expressly permitted by Article III or IV.

6.4      Integration

         This Agreement with its exhibits, which are hereby incorporated herein and made a part hereof, sets forth the entire understanding between the parties relating to the subject matter contained herein and merges all prior discussions between them. No amendment to this Agreement shall be effective unless in writing and executed by each of the parties hereto.

6.5      Severability

         If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and in such case the parties oblige themselves to reach the purpose of the invalid provision by a new legally valid stipulation.

6.6      Notice

         Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by first-class certified or registered mail with return receipt requested, or by first-class express mail, private overnight or next business day courier (or second business day courier in the case of international communications), or by telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be deemed given (i) two days after having been mailed by certified or registered mail with return receipt requested, (ii) two days after having been delivered to a courier service providing the services described above and (iii) upon confirmation of a telecopy transmission. For the purposes hereof, the address of each party hereto (unless notice of a change thereof is given by such party to each other party as provided in this Section 6.6) shall be as follows:

                    If to Faltis or JJF Group:

                    John J. Faltis
                    36 Lakeview Drive
                    Morgantown, WV  26505

                    Tel: (304) 594-1846
                    Fax: (304) 594-2464

                    If to Sparks or PPK Group:

                    Bruce Sparks
                    2019 Ices Ferry Drive
                    Morgantown, WV  26505

                    Tel: (304) 594-1100
                    Fax: (304) 594-0305

                    If to Anker Holding:

                    Vasteland 4
                    3011 BK Rotterdam
                    The Netherlands

                    Tel: 31-10-411-2770
                    Fax: 31-10-411-4300

                    If to the Funds or any Fund:

                    Bruce M. Rothstein
                    First Reserve Corporation
                    475 Steamboat Road
                    Greenwich, CT 06830
                    Tel: (203) 661-6601
                    Fax: (203) 661-6729

                    If to the Company:

                    Anker Coal Group, Inc.
                    2708 Cranberry Square
                    Morgantown, WV 26505
                    Attn: President

                    Tel: (304) 594-1616
                    Fax: (304) 594-1685

6.7      Certain Representations, Warranties and Covenants

         (a) JJF Group and Faltis each represent, warrant and covenant to the other parties hereto as follows:

                    (i) JJF Group is, and as long as JJF Group remains a party to this Agreement and Faltis is living, will be, controlled by Faltis and Faltis has and will have sole authority and discretion to exercise all rights and remedies of JJF Group under this Agreement and all voting rights of the Shares owned by JJF Group. As of the date hereof, and for as long as JJF Group remains a party to this Agreement, all members or other equity holders of JJF Group are and will be one or more of Faltis and his immediate family (including his lineal descendants by blood or adoption and his step-children).

                    (ii) At the time any New JJF Entity acquires any Shares, and as long as such New JJF Entity remains a party to this Agreement, (A) so long as Faltis is living, such New JJF Entity will be controlled by Faltis and Faltis will have sole authority and discretion to exercise all rights and remedies of such New JJF Entity under this Agreement and all voting rights of the Shares owned by such New JJF Entity and
                    (B) all beneficiaries, shareholders, members, partners or other equity holders of such New JJF Entity will be one or more of Faltis and his immediate family (including his lineal descendants by blood or adoption and his step-children).

         (b) PPK Group and Sparks each represent, warrant and covenant to the other parties hereto as follows:

                    (i) PPK Group is, and as long as PPK Group remains a party to this Agreement and Sparks is living, will be, controlled by Sparks and Sparks has and will have sole authority and discretion to exercise all rights and remedies of PPK Group under this Agreement and all voting rights of the Shares owned by PPK Group. As of the date hereof, and for as long as PPK Group remains a party to this Agreement, all members or other equity holders of PPK Group are and will be one or more of Sparks and his immediate family (including his lineal descendants by blood or adoption).

                    (ii) At the time any New PPK Entity acquires any Shares, and as long as such New PPK Entity remains a party to this Agreement, (A) so long as Sparks is living such New PPK Entity will be controlled by Sparks and Sparks will have sole authority and discretion to exercise all rights and remedies of such New PPK Entity under this Agreement and all voting rights of the Shares owned by such New PPK Entity and
                    (B) all beneficiaries, shareholders, members, partners or other equity holders of such New PPK Entity will be one or more of Sparks and his immediate family (including his lineal descendants by blood or adoption).

         (c) JJF Group and Faltis each represent, warrant and covenant to the other parties hereto as follows:

                    (i) Schedules 6.7(c)-6, 6.7(c)-7, 6.7(c)-8, 6.7(c)-9 and
                    6.7(c)-10 correctly set forth as of the date hereof the information requested with respect to JJF Group and Faltis (except for the omission of information as to Anker Group, Inc. and its subsidiaries).

                    (ii) JJF Group and Faltis will promptly notify the other parties hereto of any change in the information set forth in such schedules.

         (d) PPK Group and Sparks each represent, warrant and covenant to the other parties hereto as follows:

                    (i) Schedules 6.7(d)-6, 6.7(d)-7, 6.7(d)-8, 6.7(d)-9 and
                    6.7(d)-10 correctly set forth as of the date hereof the information requested with respect to PPK Group and Sparks (except for the omission of information as to Anker Group, Inc. and its subsidiaries).

                    (ii) PPK Group and Sparks will promptly notify the other parties hereto of any change in the information set forth in such schedules.

         (e) Anker Holding represents, warrants and covenants to the other parties hereto as follows:

                    (i) Schedules 6.7(e)-6, 6.7(e)-7, 6.7(e)-8, 6.7(e)-9 and
                    6.7(e)-10 correctly set forth as of the date hereof the information requested with respect to Anker Holding.

                    (ii) Anker Holding will promptly notify the other parties hereto of any change in the information set forth in such schedules.

         (f) American Oil & Gas Investors, Limited Partnership represents, warrants and covenants to the other parties hereto as follows:

                    (i) Schedules 6.7(f)-6, 6.7(f)-7, 6.7(e)-8, 6.7(f)-9 and
                    6.7(f)-10 correctly set forth as of the date hereof the information requested with respect to American Oil & Gas Investors, Limited Partnership.

                    (ii) American Oil & Gas Investors, Limited Partnership will promptly notify the other parties hereto of any change in the information set forth in such schedules.

         (g) AmGO II, Limited Partnership represents, warrants and covenants to the other parties hereto as follows:

                    (i) Schedules 6.7(g)-6, 6.7(g)-7, 6.7(g)-8, 6.7(g)-9 and
                    6.7(g)-10 correctly set forth as of the date hereof the information requested with respect to AmGO II, Limited Partnership.

                    (ii) AmGO II, Limited Partnership will promptly notify the other parties hereto of any change in the information set forth in such schedules.

         (h) First Reserve Fund V, Limited Partnership represents, warrants and covenants to the other parties hereto as follows:

                    (i) Schedules 6.7(h)-6, 6.7(h)-7, 6.7(h)-8, 6.7(h)-9 and
                    6.7(h)-10 correctly set forth as of the date hereof the information requested with respect to First Reserve Fund V, Limited Partnership.

                    (ii) First Reserve Fund V, Limited Partnership will promptly notify the other parties hereto of any change in the information set forth in such schedules.

         (i) First Reserve Fund V-2, Limited Partnership represents, warrants and covenants to the other parties hereto as follows:

                    (i) Schedules 6.7(i)-6, 6.7(i)-7, 6.7(i)-8, 6.7(i)-9 and
                    6.7(i)-10 correctly set forth as of the date hereof the information requested with respect to First Reserve Fund V-2, Limited Partnership.

                    (ii) First Reserve Fund V-2, Limited Partnership will promptly notify the other parties hereto of any change in the information set forth in such schedules.

         (j) First Reserve Fund VI, Limited Partnership represents, warrants and covenants to the other parties hereto as follows:

                    (i) Schedules 6.7(j)-6, 6.7(j)-7, 6.7(j)-8, 6.7(j)-9 and
                    6.7(j)-10 correctly set forth as of the date hereof the information requested with respect to First Reserve Fund VI, Limited Partnership.

                    (ii) First Reserve Fund VI, Limited Partnership will promptly notify the other parties hereto of any change in the information set forth in such schedules.

         (k) First Reserve Fund VII, Limited Partnership represents, warrants and covenants to the other parties hereto as follows:

                    (i) Schedules 6.7(k)-6, 6.7(k)-7, 6.7(k)-8, 6.7(k)-9 and
                    6.7(k)-10 correctly set forth as of the date hereof the information requested with respect to First Reserve Fund VII, Limited Partnership.

                    (ii) First Reserve Fund VII, Limited Partnership will promptly notify the other parties hereto of any change in the information set forth in such schedules.

         (l) First Reserve represents, warrants and covenants to the other parties hereto as follows:

                    (i) Schedules 6.7(l)-6, 6.7(l)-7, 6.7(l)-8, 6.7(l)-9 and
                    6.7(l)-10 correctly set forth as of the date hereof the information requested with respect to First Reserve.

                    (ii) Set forth on Schedule 6.7(l)-1 hereto is a list of all limited partners of any of the Funds that do not own a 10% interest in any one Fund, but that, through ownership of interests in two or more of the Funds have a beneficial interest in 10% of more of the issued and outstanding Common Stock.

                    (iii) First Reserve will promptly notify the other parties hereto of any change in the information set forth in such schedules.

6.8      Agent of the Funds

         Each of the Funds hereby appoints FRC to serve as its agent for the purposes of receiving or giving any notice contemplated to be given or received by the Funds pursuant hereto, including without limitation the communication of nominees for the Company's Board of Directors and all notices regarding the sale or purchase of Shares, and FRC hereby accepts such appointment. The Company and each of the other Stockholders shall be entitled to rely on such agency until such Stockholder has received written notice from a Fund stating that such Fund has terminated the agency of FRC hereunder with respect to such Fund and designating a substitute agent.

6.9      Necessary Measures

         The Stockholders shall in a timely manner and as required from time to time take all measures as may be necessary or appropriate to cause their affiliates and the Company to implement the provisions of this Agreement and the transactions contemplated hereby, and to ensure that such corporations and entities take all such actions as may be necessary to give full effect to the provisions of this Agreement and to abstain from taking any actions which would contravene the intent of the provisions of this Agreement.

6.10     Relationship of the Stockholders and the Company

         This Agreement does not constitute a partnership or joint venture and nothing contained herein is intended to constitute, nor shall it be construed to constitute, the Stockholders as joint venturers or as partners of each other or of the Company. Nothing contained herein shall constitute, nor shall it be construed to constitute, any Stockholder or the Company as an agent of any Stockholder or the Company.

6.11     Governing Law

         This Agreement and the rights and obligations of the Stockholders shall be governed by and construed in accordance with the laws of the State of Delaware.

6.12     Remedies

         The remedies for breach of contract provided in this Agreement are non-exclusive, and the Company and each of the Stockholders reserves its regular remedies at law or in equity, including without limitation specific performance, in the event of any breach of this Agreement by any other Stockholder, or of the failure of any Stockholder to perform its obligations hereunder.

6.13     Counterpart Originals

         This Agreement may be executed simultaneously in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Dated as of the date first written above.

                                   ANKER COAL GROUP, INC.


                                   By:    /s/  John J. Faltis
                                        ----------------------------------------
                                        Name:  John J. Faltis
                                        Title: Pres.

                                   JJF GROUP LIMITED LIABILITY COMPANY


                                   By:    /s/  John J. Faltis
                                        ----------------------------------------
                                        Name:  John J. Faltis
                                        Title: Manager


                                   PPK GROUP LIMITED LIABILITY COMPANY


                                   By:    /s/  P. Bruce Sparks
                                        ----------------------------------------
                                        Name:  P. Bruce Sparks
                                        Title: Manager


                                   ANKER HOLDING B.V.

                                   By:    /s/  Willem G. Rottier
                                        ----------------------------------------
                                        Name:  Willem G. Rottier
                                        Title: Managing Director


                                   FIRST RESERVE CORPORATION

                                   By:    /s/  Bruce Rothstein
                                        ----------------------------------------
                                        Name:  Bruce Rothstein
                                        Title: Vice-President


                                   AMERICAN GAS & OIL INVESTORS,
                                   LIMITED PARTNERSHIP

                                   By First Reserve Corporation, its general partner

                                   By:    /s/  Bruce Rothstein
                                        ----------------------------------------
                                        Name:  Bruce Rothstein
                                        Title: Vice-President

                                   AMGO II, LIMITED PARTNERSHIP

                                   By First Reserve Corporation, its general partner


                                   By:    /s/  Bruce Rothstein
                                        ----------------------------------------
                                        Name:  Bruce Rothstein
                                        Title: Vice-President


                                   FIRST RESERVE FUND V, LIMITED PARTNERSHIP

                                   By First Reserve Corporation, its general partner


                                   By:    /s/  Bruce Rothstein
                                        ----------------------------------------
                                        Name:  Bruce Rothstein
                                        Title: Vice-President


                                   FIRST RESERVE FUND V-2, LIMITED PARTNERSHIP

                                   By First Reserve Corporation, its general partner


                                   By:    /s/  Bruce Rothstein
                                        ----------------------------------------
                                        Name:  Bruce Rothstein
                                        Title: Vice-President


                                   FIRST RESERVE FUND VI, LIMITED PARTNERSHIP

                                   By First Reserve Corporation, its general partner


                                   By:    /s/  Bruce Rothstein
                                        ----------------------------------------
                                        Name:  Bruce Rothstein
                                        Title: Vice-President

                                   FIRST RESERVE FUND VII, LIMITED PARTNERSHIP

                                   By First Reserve Corporation, its general partner


                                   By:    /s/  BRUCE ROTHSTEIN
                                        ----------------------------------------
                                        Name:  BRUCE ROTHSTEIN
                                        Title: VICE-PRESIDENT




                                   /s/  JOHN J. FALTIS
                                   ---------------------------------------------
                                        JOHN J. FALTIS



                                   /s/  P. BRUCE SPARKS
                                   ---------------------------------------------
                                        P. BRUCE SPARKS

                                   Schedule I

                                   Number of Shares of       Number of Shares of
Name of Fund                       Common Stock              Preferred Stock
American Gas & Oil
Investors                                   758                     1,400

AmGo II                                     487                       900

First Reserve Fund V,
Limited Partnership                         638                     1,180

First Reserve Fund V-2,
Limited Partnership                         324                       600

First Reserve Fund VI,
Limited Partnership                       1,600                     2,960

First Reserve Fund VII,
Limited Partnership                       1,600                     2,960